[LETTERHEAD OF GMAC BANK]


                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                 WITH REGULATION AB ITEM 1122 SERVICING CRITERIA


March 6, 2007


GMAC Bank (the "Company") has responsibility for assessing compliance to Regulation AB Item 1122(d) Servicing Criteria for the GMAC Bank Platform. As of, and for the period ending December 31, 2006, the Company has used the applicable 1122(d) servicing criteria listed below for assessing compliance. The Company, in all cases, acts only as the Document Custodian and performs no other servicing functions.

-       1122(d)(4)(i),(ii)

The following servicing criteria are not applicable to the Company:

-       1122(d)(1)(i),(ii),(iii),(iv); 1122(d)(2)(i),(ii),(iii),(iv),(v),(vi),
                (vii); 1122(d)(3)(i),(ii),(iii),(iv);
        1122(d)(4)(iii),(iv),(v),(vi),(vii),(viii),(ix),(x),(xi),(xii),(xiii),
                (xiv),(xv)

The Company has complied in all material respects, with the applicable servicing criteria above as of and for the period ending December 31, 2006 for the asset-backed transactions listed in Appendix A taken as a whole (such transactions, collectively, the "GMAC Bank Platform").

An independent registered public accounting firm has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria as of, and for the period ending December 31, 2006.



GMAC Bank



/s/ Robert Groody
Robert Groody, Chief Mortgage Accounting Officer, GMAC Bank

APPENDIX A

   SECURITY


SACO 06-1
SACO 06-12
SACO 06-8
2006-5
SACO  06-10
SACO  06-6
SACO  06-7
SACO  06-9
SACO  06-9
GPMF2006AR6
GPMF2006AR7
GPMF2006AR8
2006-ARS1
LMT 2006-7
LXS 06-18N 2006-B
BAFC 06-5
HBVW 06-SB1
GSMPS06RP1
GSR 2006-2F
GSR2006-AR1
GSR 2006-4F
MSM 06-10SL
MSM 06-14SL
GPMF2006AR4
GPMF2006AR5
LXS2006-12N
LXS2006-GP4
2006-3H
2006-GEL3
LMT 2006-2
SAIL2006-2
2006-4N
2006-GP1
2006-GP2
2006-GP3
LXS 06-10N
NAAC2006S1
NAAC2006S2
2006-GEL4
2006-RF2
2006-S1
LXS  06-10N
LXS  06-12N
LXS  2006-7
LXS  2006-8
LXS2006-11
LXS2006-13
2006-1
MALT 2006-1
MALT 2006-3
MASD 2006-1
2006-HE1
CSMC 2006-1
CSMC  2006-8
CSMC 2006-9
LUM 2006-4
LUM 2006-5
MARM 06OA2
MARP 06-2
MIT 2006-1
MSM 06-1AR
MSM 06-9AR
MSM06-13ARX
MSM06-15XS
MSM06-16AX
MSM06-17XS
SASCO 06BC2
BAFC 06-1
BAFC 06-2
BAFC 06-4
GSR  2006-3F
MASTR  06-1
MASTR  06-3
MASD 2006-2
ACE2006-SL1
ACE2006-SL4
MASD 2006-2
MASD 2006-3
BAYVW2006-D
BSABS06SD2
BSALTA 06-1
BSALTA  06-3
BSALTA  06-4
BSALTA  06-5
BSALTA  06-8
BSARM2006-2
DBALT06AB1
DBALT06AB2
DBALT06AB3
DBALT06AB4
DBALT06AF1
DBALT06AR1
DBALT06AR2
DBALT06AR3
DBALT06AR5
DBALT06AR6
DBALT06OA1
HBRVW 06-10
HBRVW 06-8
HBRVW 06-8
PRIME06-CL1
SACO  06-11
SAIL  2006-3
2006-AR3
2006-AR4
2006-S5
ARMT  2006-2
GSR2006-AR2
HBVW2006-13
HBVW2006-14
MARP 06-1
NHELI 06AF1

2006-J1
2006-AR1
2006-AR2
2006-HLTV1
2006-HE1
2006-HE2
2006-HE3
2006-HE4
2006-HE5